RenaissanceRe Reports Net Income of $81.8 Million for the Fourth Quarter of 2011 or $1.58 Per Diluted Common Share; Quarterly Operating Income of $58.0 Million or $1.11 Per Diluted Common Share
Annual Net Loss of $92.2 Million for 2011 or Loss of $1.84 Per Diluted Common Share; Annual Operating Loss of $162.4 Million or Loss of $3.22 Per Diluted Common Share
Pembroke, Bermuda, February 7, 2012 -- RenaissanceRe Holdings Ltd. (NYSE: RNR) today reported net income available to RenaissanceRe common shareholders of $81.8 million or $1.58 per diluted common share in the fourth quarter of 2011, compared to $122.6 million or $2.23, respectively, in the fourth quarter of 2010. Operating income available to RenaissanceRe common shareholders was $58.0 million or $1.11 per diluted common share for the fourth quarter of 2011, compared to $189.1 million or $3.47 per diluted common share in the fourth quarter of 2010. The Company reported an annualized return on average common equity of 10.8% and an annualized operating return on average common equity of 7.7% in the fourth quarter of 2011, compared to 14.6% and 22.5%, respectively, in the fourth quarter of 2010. Book value per common share increased $1.38, or 2.4%, in the fourth quarter of 2011 to $59.27, compared to a 3.3% increase in the fourth quarter of 2010. Tangible book value per common share plus accumulated dividends increased $1.76, or 3.1%, in the fourth quarter of 2011 to $69.37, compared to a 3.9% increase in the fourth quarter of 2010.
For the year ended December 31, 2011, the Company reported a net loss attributable to RenaissanceRe common shareholders of $92.2 million, or $1.84 per diluted common share, compared to net income available to RenaissanceRe common shareholders of $702.6 million, or $12.31 per diluted common share in 2010. Operating loss attributable to RenaissanceRe common shareholders was $162.4 million, or $3.22 per diluted common share for 2011, compared to operating income available to RenaissanceRe common shareholders of $536.4 million, or $9.32 per diluted common share for 2010. The Company reported a negative return on average common equity of 3.0% and a negative operating return on average common equity of 5.3% for 2011, compared to positive 21.7% and positive 16.5%, respectively for 2010. Book value per common share decreased $3.31, or 5.3%, to $59.27 in 2011, compared to a 21.1% increase in 2010. Tangible book value per common share plus accumulated dividends decreased $1.06, or 1.8%, in 2011 to $69.37, compared to a 23.8% increase in 2010.
See Comments on Regulation G for a reconciliation of non-GAAP measures.
Neill A. Currie, CEO, commented:  “I am pleased to report growth in tangible book value per share plus dividends of over 3% in the fourth quarter, despite losses from the floods in Thailand.  For the full year, we experienced a modest 1.8% decrease in tangible book value per share plus dividends in one of the most costly years in history for insured catastrophes.”
Mr. Currie added:  “During the year, we supported our clients by paying valid claims with industry-leading speed and providing much needed capacity.  We entered the January 1st renewal season with a strong balance sheet, industry-leading ratings and an experienced and disciplined underwriting team.  We were able to assemble a high quality portfolio of risks at January 1st and one that reflects firmer pricing for property catastrophe reinsurance.  We believe we are well positioned to grow in 2012.”
FOURTH QUARTER 2011 HIGHLIGHTS (1)

•
Underwriting income of $127.1 million and a combined ratio of 36.2%, compared to $152.2 million and 19.8%, respectively, was negatively impacted by $59.5 million of underwriting losses from the Thailand floods, which occurred in the fourth quarter of 2011 and resulted in $45.1 million of net negative impact(2), and partially offset by net decreases in underwriting losses related to certain major losses occurring in prior periods of 2011, as detailed in “Supplemental Financial Data - Summary Impact of Large Losses”. Favorable development on prior years reserves was $34.6 million, compared to $72.7 million, as discussed in more detail below.

•	Gross premiums written increased $11.8 million, or 37.7%, to $43.0 million, primarily due to continued growth within the Company's Lloyd's segment.

•
Total investment income of $76.8 million, which includes the sum of net investment income, net realized and unrealized gains on investments and net other-than-temporary impairments, compared to total investment losses of $18.8 million. The increase in total investment income was primarily due to higher total returns on the Company's fixed maturity investment portfolio, partially offset by weaker performance in the Company's hedge fund and private equity investment portfolio combined with a decrease in average invested assets.

•
Other loss of $43.6 million, compared to other income of $26.0 million, was primarily from trading losses within the Company's weather and energy risk management operations due to the unusually warm weather experienced in the United Kingdom and certain parts of the United States during the fourth quarter of 2011. This unit reported a pre-tax loss of $41.3 million (after-tax loss of $31.0 million).

•
Equity in losses of other ventures deteriorated $12.3 million, to a loss of $22.7 million, primarily due to equity in losses of Top Layer Re of $22.6 million as a result of Top Layer Re experiencing net adverse development related to the Tohoku earthquake during the fourth quarter of 2011.

Underwriting Results by Segment (1)
Reinsurance Segment
Gross premiums written in the Reinsurance segment were $19.3 million, an increase of $1.4 million, or 7.5%, primarily due to improved market conditions.
The Reinsurance segment generated underwriting income of $135.3 million and a combined ratio of 23.2%, compared to $168.4 million and 12.5%, respectively, which included underwriting losses of $53.5 million related to the Thailand floods occurring in the fourth quarter of 2011, increases in underwriting losses related to the 2011 New Zealand earthquake and the large U.S. tornadoes of $10.9 million and $11.9 million, respectively, and partially offset by a decrease in underwriting losses related to the Tohoku earthquake of $56.5 million, as detailed in “Supplemental Financial Data - Summary Impact of Large Losses”.
The Reinsurance segment experienced $32.0 million of favorable development on prior year reserves, compared to $65.7 million, including $26.6 million in the catastrophe unit primarily due to reductions in estimated ultimate losses on certain specific events occurring in prior accident years, and $5.3 million in the specialty unit primarily due to better than expected claims emergence.
Lloyd's Segment
Gross premiums written in the Lloyd's segment were $23.7 million, an increase of $15.1 million, or 176.3%, primarily due to continued growth within the segment. The Lloyd's segment incurred an underwriting loss of $11.1 million and a combined ratio of 149.0%, compared to an underwriting loss of $5.6 million and a combined ratio of 144.6%. Net claims and claim expenses include $6.0 million related to the Thailand floods.
Other Items (1)

•	During the fourth quarter of 2011, the Company recognized $5.2 million of impairments on goodwill and other intangible assets. The impairment losses are included in corporate expenses.

•
The Company established a valuation allowance during the fourth quarter of 2011 against its U.S. tax-paying subsidiaries' net deferred tax asset which resulted in $22.6 million of income tax expense in the fourth quarter of 2011 within the Company's continuing operations and $3.8 million of income tax expense within discontinued operations.

•	Loss from discontinued operations was $3.3 million, compared to income from discontinued operations of $11.1 million.

•
During the fourth quarter of 2011, the Company repurchased approximately 234 thousand common shares in open market transactions at an aggregate cost of $16.8 million and at an average share price of $71.87.

FULL YEAR 2011 HIGHLIGHTS (3)

•
Gross premiums written increased $269.7 million, or 23.1%, to $1,435.0 million, due in part to $160.3 million of reinstatement premiums written, principally within the catastrophe unit, compared to $28.0 million; improving market conditions experienced in the Company's catastrophe unit during the June and July 2011 renewals, compared to the June and July 2010 renewals; and an increase in premiums within the Company's Lloyd's segment. Excluding the impact of $160.3 million and $28.0 million of reinstatement premiums written in 2011 and 2010, respectively, which increased in 2011 due to the large catastrophe losses, gross premiums written increased $137.4 million, or 12.1% for the year.

•
Underwriting loss of $177.2 million and a combined ratio of 118.6%, compared to underwriting income of $474.6 million and 45.1%, respectively, was negatively impacted by underwriting losses of $725.2 million related to a number of large losses, namely the 2011 New Zealand and Tohoku earthquakes, the large U.S. tornadoes, the Australian floods, losses arising from aggregate contracts, hurricane Irene and the Thailand floods (collectively referred to as the “Large 2011 Losses”), which added 85.4 percentage points to the Company's combined ratio in 2011. See “Supplemental Financial Data - Summary Impact of Large Losses” for additional information. Included in underwriting income for 2010 was $252.1 million of underwriting losses from the 2010 New Zealand and Chilean earthquakes, which added 32.0 percentage points to the combined ratio. Favorable development on prior accident years was $132.0 million, compared to $302.1 million, as discussed in more detail below.

•
Total investment income of $180.1 million, which includes the sum of net investment income, net realized and unrealized gains on investments and net other-than-temporary impairments, compared to $320.9 million. The decrease in investment income was primarily due to lower total returns on the Company's fixed maturity investment portfolio. In addition, the Company's investment income was negatively impacted by a decrease in net investment income of $36.9 million from the Company's hedge fund and private equity investments due to relatively weaker performance, and a decrease of $30.8 million from certain non-investment grade allocations included in other investments.

•
Other income deteriorated $41.8 million to a loss of $0.7 million, primarily as a result of a pre-tax loss of $45.0 million (after-tax loss of $34.3 million) within the Company's weather and energy risk management operations due primarily to the unusually warm weather experienced in the United Kingdom and certain parts of the United States during the fourth quarter of 2011, and partially offset by the Company's ceded reinsurance contracts accounted for at fair value which generated $37.4 million in income in 2011, compared to $5.2 million in 2010, principally as a result of net recoverables from the Tohoku earthquake.

•
Equity in losses of other ventures of $36.5 million compared to a loss of $11.8 million, primarily due to equity in losses of Top Layer Re of $37.5 million as a result of Top Layer Re experiencing net claims and claim expenses related to the 2011 New Zealand and Tohoku earthquakes.

Underwriting Results by Segment (3)
Reinsurance Segment
Gross premiums written in the Reinsurance segment were $1,323.2 million, an increase of $199.6 million, or 17.8%, primarily due to an increase in gross premiums written in the catastrophe unit which was positively impacted by reinstatement premiums written on the Large 2011 Losses. Excluding the impact of $159.8 million and $28.0 million of reinstatement premiums written in 2011 and 2010, respectively, gross premiums written increased $67.8 million, or 6.2%, primarily due to improving market conditions in the Company's core markets during the June and July 2011 renewals, and partially offset by the then softer market conditions in the Company's core markets during the January 2011 renewals.

Managed catastrophe premiums were $1,260.7 million in 2011, an increase of $213.7 million, or 20.4%. Excluding the impact of $159.8 million and $28.0 million of reinstatement premiums written in 2011 and 2010, respectively, managed catastrophe premiums increased $82.0 million, or 8.0%.
The Reinsurance segment incurred an underwriting loss of $124.8 million and a combined ratio of 114.3%, compared to generating underwriting income of $517.0 million and 38.4%, respectively. The $641.9 million decrease in the underwriting result and 75.9 percentage point increase in the combined ratio was principally due to a $520.8 million increase in current accident year losses and a $149.1 million decrease in favorable development on prior years reserves. The increase in current accident year losses was primarily due to the Large 2011 Losses, which negatively impacted the Reinsurance segment's underwriting result by $695.5 million, as detailed in “Supplemental Financial Data - Summary Impact of Large Losses”.
The Reinsurance segment experienced favorable development on prior years reserves of $136.9 million, including $77.8 million and $59.1 million from the specialty and catastrophe units, respectively. Included within the specialty unit was $37.1 million due to lower than expected claims emergence, $26.8 million associated with actuarial assumption changes and $13.9 million due to reductions in the estimated ultimate losses on certain specific events occurring in prior accident years. The catastrophe unit experienced $59.1 million of favorable development on prior years reserves due to reductions in the estimated ultimate losses on certain specific events occurring in prior accident years.
Lloyd's Segment
Gross premiums written in the Lloyd's segment increased $45.4 million, or 68.5%, to $111.6 million. The Lloyd's segment incurred an underwriting loss of $47.6 million and a combined ratio of 162.4%, compared to $11.1 million and 122.1%, respectively. The Lloyd's segment was negatively impacted by the Large 2011 Losses which resulted in $29.7 million of underwriting losses and increased its combined ratio by 39.3 percentage points.
Other Items (3)

•
During 2011, the Company repurchased approximately 2.9 million common shares in open market transactions at an aggregate cost of $191.6 million and at an average share price of $66.31. Subsequent to December 31, 2011 and through the period ended February 6, 2012, the Company repurchased approximately 51 thousand common shares in open market transactions at an aggregate cost of $3.6 million and at an average share price of $71.81.

•
(Loss) income from discontinued operations includes the financial results of substantially all of the Company's U.S.-based insurance operations which were sold to QBE Holdings, Inc. ("QBE") in March 2011. Loss from discontinued operations of $15.9 million in 2011 is primarily due to the recognition of a $10.0 million expense related to a contractually agreed obligation to pay, or otherwise reimburse, QBE for amounts potentially up to $10.0 million in respect of net adverse development on prior accident years net claims and claims expenses for reserves that were sold to QBE in conjunction with the sale. Income from discontinued operations was $62.7 million in 2010.

•	The Company generated an income tax benefit of $0.3 million, compared to $6.1 million.

This Press Release includes certain non-GAAP financial measures including “operating income (loss) available (attributable) to RenaissanceRe common shareholders”, “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted”, “operating return on average common equity - annualized”, “tangible book value per common share plus accumulated dividends” and “managed catastrophe premiums”. A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investor Information - Financial Reports - Financial Supplements” section of the Company's website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company's financial performance.
RenaissanceRe Holdings Ltd. will host a conference call on Wednesday, February 8, 2012 at 9:00 a.m. (ET) to discuss this release. Live broadcast of the conference call will be available through the “Investor Information - Company Webcasts” section of RenaissanceRe's website at www.renre.com.
RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. The Company's business consists of three segments: (i) Reinsurance, which includes catastrophe reinsurance, specialty reinsurance and certain property catastrophe and specialty joint ventures managed by the Company's ventures unit, (ii) Lloyd's, which includes reinsurance and insurance business written through Syndicate 1458, and (iii) Insurance, which principally includes the Company's Bermuda-based insurance operations.
Cautionary Statement under “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995: Statements made in this earnings release contain information about the Company's future business prospects. These statements may be considered “forward-looking.” These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. For further information regarding cautionary statements and factors affecting future results, please refer to RenaissanceRe Holdings Ltd.'s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.

(1)	All comparisons are with the fourth quarter of 2010 unless specifically stated.

(2)
Net (negative) positive impact includes the sum of estimates of net claims and claim expenses incurred, earned reinstatement premiums assumed and ceded, lost profit commissions, redeemable noncontrolling interest - DaVinci Re, equity in the net claims and claim expenses of Top Layer Re, and other income in respect of ceded reinsurance contracts accounted for at fair value. The Company's estimates are based on a review of its potential exposures, preliminary discussions with certain counterparties and catastrophe modeling techniques. Given the magnitude and recent occurrence of these events, delays in receiving claims data, potential uncertainties relating to reinsurance recoveries and other uncertainties inherent in loss estimation, meaningful uncertainty remains regarding losses from these events. Accordingly, the Company's actual net impact from these events will vary from these preliminary estimates, perhaps materially so. Changes in these estimates will be recorded in the period in which they occur.

(3) All comparisons are with the full year 2010 unless specifically stated.

INVESTOR CONTACT:                        MEDIA CONTACT:
Rohan Pai                                Peter Hill or Dawn Dover
Director of Investor Relations                        Kekst and Company
RenaissanceRe Holdings Ltd.                         (212) 521-4800
(441) 295-4513

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended		Twelve months ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Revenues
Gross premiums written	$42,970	$31,201	$1,434,976	$1,165,295
Net premiums written	$29,193	$30,165	$1,012,773	$848,965
Increase (decrease) in unearned premiums	169,916	159,577	(61,724)	15,956
Net premiums earned	199,109	189,742	951,049	864,921
Net investment income	52,331	52,503	118,000	203,955
Net foreign exchange losses	(400)	(4,646)	(6,911)	(17,126)
Equity in losses of other ventures	(22,702)	(10,390)	(36,533)	(11,814)
Other (loss) income	(43,648)	26,032	(685)	41,120
Net realized and unrealized gains (losses) on fixed maturity investments	23,920	(66,149)	70,668	144,444
Total other-than-temporary impairments	(132)	—	(630)	(831)
Portion recognized in other-than-temporary impairments	29	—	78	2
Net other-than-temporary impairments	(103)	—	(552)	(829)
Total revenues	208,507	187,092	1,095,036	1,224,671
Expenses
Net claims and claim expenses incurred	3,551	(27,128)	861,179	129,345
Acquisition expenses	25,101	18,803	97,376	94,961
Operational expenses	43,368	45,882	169,666	166,042
Corporate expenses	8,607	4,744	18,264	20,136
Interest expense	5,721	6,303	23,368	21,829
Total expenses	86,348	48,604	1,169,853	432,313
Income (loss) from continuing operations before taxes	122,159	138,488	(74,817)	792,358
Income tax (expense) benefit	(2,945)	(196)	315	6,124
Income (loss) from continuing operations	119,214	138,292	(74,502)	798,482
(Loss) income from discontinued operations	(3,305)	11,108	(15,890)	62,670
Net income (loss)	115,909	149,400	(90,392)	861,152
Net (income) loss attributable to noncontrolling interests	(25,388)	(16,432)	33,157	(116,421)
Net income (loss) (available) attributable to RenaissanceRe	90,521	132,968	(57,235)	744,731
Dividends on preference shares	(8,750)	(10,393)	(35,000)	(42,118)
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$81,771	$122,575	$(92,235)	$702,613

Income (loss) from continuing operations available (attributable) to RenaissanceRe common shareholders per common share - basic	$1.66	$2.04	$(1.53)	$11.28
(Loss) income from discontinued operations (attributable) available to RenaissanceRe common shareholders per common share - basic	$(0.07)	0.21	$(0.31)	1.14
Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - basic	$1.59	$2.25	$(1.84)	$12.42
Income (loss) from continuing operations available (attributable) to RenaissanceRe common shareholders per common share - diluted (1)	$1.64	$2.02	$(1.53)	$11.18
(Loss) income from discontinued operations (attributable) available to RenaissanceRe common shareholders per common share - diluted (1)	$(0.06)	0.21	$(0.31)	1.13
Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted (1)	$1.58	$2.23	$(1.84)	$12.31

Average shares outstanding - basic (1)	50,501	53,166	50,747	55,145
Average shares outstanding - diluted (1)	50,860	53,667	50,747	55,641

Net claims and claim expense ratio	1.8%	(14.3)%	90.6%	15.0%
Expense ratio	34.4%	34.1%	28.0%	30.1%
Combined ratio	36.2%	19.8%	118.6%	45.1%

Operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted (2)	$1.11	$3.47	$(3.22)	$9.32
Operating return on average common equity - annualized (2)	7.7%	22.5%	(5.3)%	16.5%
(1) Earnings per share calculations use average common shares outstanding - basic, when in a net loss position, as required by FASB ASC Topic Earnings per Share.
(2) See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	December 31, 2011	December 31, 2010
Assets
Fixed maturity investments trading, at fair value	$4,291,465	$3,871,780
Fixed maturity investments available for sale, at fair value	142,052	244,917
Total fixed maturity investments, at fair value	4,433,517	4,116,697
Short term investments, at fair value	905,477	1,110,364
Equity investments trading, at fair value	50,560	—
Other investments, at fair value	748,984	787,548
Investments in other ventures, under equity method	70,714	85,603
Total investments	6,209,252	6,100,212
Cash and cash equivalents	216,984	277,738
Premiums receivable	471,878	322,080
Prepaid reinsurance premiums	58,522	60,643
Reinsurance recoverable	404,029	101,711
Accrued investment income	33,523	34,560
Deferred acquisition costs	43,721	35,648
Receivable for investments sold	117,117	99,226
Other assets	180,992	219,623
Goodwill and other intangibles	8,894	14,690
Assets of discontinued operations held for sale	—	872,147
Total assets	$7,744,912	$8,138,278
Liabilities, Noncontrolling Interests and Shareholders' Equity
Liabilities
Reserve for claims and claim expenses	$1,992,354	$1,257,843
Unearned premiums	347,655	286,183
Debt	353,620	549,155
Reinsurance balances payable	256,883	318,024
Payable for investments purchased	303,264	195,383
Other liabilities	211,369	236,310
Liabilities of discontinued operations held for sale	13,507	598,511
Total liabilities	3,478,652	3,441,409
Redeemable noncontrolling interest - DaVinciRe	657,727	757,655
Shareholders' Equity
Preference shares	550,000	550,000
Common shares	51,543	54,110
Additional paid-in capital	—	—
Accumulated other comprehensive income	11,760	19,823
Retained earnings	2,991,890	3,312,392
Total shareholders' equity attributable to RenaissanceRe	3,605,193	3,936,325
Noncontrolling interest	3,340	2,889
Total shareholders' equity	3,608,533	3,939,214
Total liabilities, noncontrolling interests and shareholders' equity	$7,744,912	$8,138,278

Book value per common share	$59.27	$62.58

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended December 31, 2011
	Reinsurance	Lloyd’s	Insurance	Eliminations	Other	Total
Gross premiums written	$19,290	$23,711	$(31)	$—	$—	$42,970
Net premiums written	$7,332	$21,671	$190		—	$29,193
Net premiums earned	$176,124	$22,682	$303		—	$199,109
Net claims and claim expenses incurred	(13,484)	19,976	(2,941)		—	3,551
Acquisition expenses	20,791	4,252	58		—	25,101
Operational expenses	33,525	9,565	278		—	43,368
Underwriting income (loss)	$135,292	$(11,111)	$2,908		—	127,089
Net investment income					52,331	52,331
Net foreign exchange losses					(400)	(400)
Equity in losses of other ventures					(22,702)	(22,702)
Other loss					(43,648)	(43,648)
Net realized and unrealized gains on investments					23,920	23,920
Net other-than-temporary impairments					(103)	(103)
Corporate expenses					(8,607)	(8,607)
Interest expense					(5,721)	(5,721)
Income from continuing operations before taxes						122,159
Income tax expense					(2,945)	(2,945)
Loss from discontinued operations					(3,305)	(3,305)
Net income attributable to noncontrolling interests					(25,388)	(25,388)
Dividends on preference shares					(8,750)	(8,750)
Net income available to RenaissanceRe common shareholders						$81,771

Net claims and claim expenses incurred – current accident year	$18,484	$19,754	$(129)			$38,109
Net claims and claim expenses incurred – prior accident years	(31,968)	222	(2,812)			(34,558)
Net claims and claim expenses incurred – total	$(13,484)	$19,976	$(2,941)			$3,551

Net claims and claim expense ratio – current accident year	10.5%	87.1%	(42.6)%			19.1%
Net claims and claim expense ratio – prior accident years	(18.2)%	1.0%	(928.0)%			(17.3)%
Net claims and claim expense ratio – calendar year	(7.7)%	88.1%	(970.6)%			1.8%
Underwriting expense ratio	30.9%	60.9%	110.9%			34.4%
Combined ratio	23.2%	149.0%	(859.7)%			36.2%

	Three months ended December 31, 2010
	Reinsurance	Lloyd’s	Insurance	Eliminations (1)	Other	Total
Gross premiums written	$17,940	$8,582	$1,309	$3,370	$—	$31,201
Net premiums written	$15,752	$9,067	$5,346		—	$30,165
Net premiums earned	$192,441	$12,624	$(15,323)		—	$189,742
Net claims and claim expenses incurred	(27,291)	7,650	(7,487)		—	(27,128)
Acquisition expenses	14,890	3,102	811		—	18,803
Operational expenses	36,467	7,504	1,911		—	45,882
Underwriting income (loss)	$168,375	$(5,632)	$(10,558)		—	152,185
Net investment income					52,503	52,503
Net foreign exchange losses					(4,646)	(4,646)
Equity in losses of other ventures					(10,390)	(10,390)
Other income					26,032	26,032
Net realized and unrealized losses on investments					(66,149)	(66,149)
Corporate expenses					(4,744)	(4,744)
Interest expense					(6,303)	(6,303)
Income from continuing operations before taxes						138,488
Income tax expense					(196)	(196)
Income from discontinued operations					11,108	11,108
Net income attributable to noncontrolling interests					(16,432)	(16,432)
Dividends on preference shares					(10,393)	(10,393)
Net income available to RenaissanceRe common shareholders						$122,575

Net claims and claim expenses incurred – current accident year	$38,420	$7,671	$(523)			$45,568
Net claims and claim expenses incurred – prior accident years	(65,711)	(21)	(6,964)			(72,696)
Net claims and claim expenses incurred – total	$(27,291)	$7,650	$(7,487)			$(27,128)

Net claims and claim expense ratio – current accident year	20.0%	60.8%	3.4%			24.0%
Net claims and claim expense ratio – prior accident years	(34.2)%	(0.2)%	45.4%			(38.3)%
Net claims and claim expense ratio – calendar year	(14.2)%	60.6%	48.8%			(14.3)%
Underwriting expense ratio	26.7%	84.0%	(17.8)%			34.1%
Combined ratio	12.5%	144.6%	31.0%			19.8%
(1) Represents $0.7 million and $2.7 million of gross premiums ceded from the Insurance segment to the Reinsurance segment and from the Insurance segment to the Lloyd's segment, respectively.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Twelve months ended December 31, 2011
	Reinsurance	Lloyd’s	Insurance	Eliminations (1)	Other	Total
Gross premiums written	$1,323,187	$111,584	$282	$(77)	$—	$1,434,976
Net premiums written	$913,499	$98,617	$657		—	$1,012,773
Net premiums earned	$873,088	$76,386	$1,575		—	$951,049
Net claims and claim expenses incurred	783,704	73,259	4,216		—	861,179
Acquisition expenses	82,978	14,031	367		—	97,376
Operational expenses	131,251	36,732	1,683		—	169,666
Underwriting loss	$(124,845)	$(47,636)	$(4,691)		—	(177,172)
Net investment income					118,000	118,000
Net foreign exchange losses					(6,911)	(6,911)
Equity in losses of other ventures					(36,533)	(36,533)
Other loss					(685)	(685)
Net realized and unrealized gains on investments					70,668	70,668
Net other-than-temporary impairments					(552)	(552)
Corporate expenses					(18,264)	(18,264)
Interest expense					(23,368)	(23,368)
Loss from continuing operations before taxes						(74,817)
Income tax benefit					315	315
Loss from discontinued operations					(15,890)	(15,890)
Net loss attributable to noncontrolling interests					33,157	33,157
Dividends on preference shares					(35,000)	(35,000)
Net loss attributable to RenaissanceRe common shareholders						$(92,235)

Net claims and claim expenses incurred – current accident year	$920,602	$72,781	$(215)			$993,168
Net claims and claim expenses incurred – prior accident years	(136,898)	478	4,431			(131,989)
Net claims and claim expenses incurred – total	$783,704	$73,259	$4,216			$861,179

Net claims and claim expense ratio – current accident year	105.4%	95.3%	(13.7)%			104.4%
Net claims and claim expense ratio – prior accident years	(15.6)%	0.6%	281.4%			(13.8)%
Net claims and claim expense ratio – calendar year	89.8%	95.9%	267.7%			90.6%
Underwriting expense ratio	24.5%	66.5%	130.1%			28.0%
Combined ratio	114.3%	162.4%	397.8%			118.6%

	Twelve months ended December 31, 2010
	Reinsurance	Lloyd’s	Insurance	Eliminations (1)	Other	Total
Gross premiums written	$1,123,619	$66,209	$2,585	$(27,118)	$—	$1,165,295
Net premiums written	$809,719	$61,189	$(21,943)		—	$848,965
Net premiums earned	$838,790	$50,204	$(24,073)		—	$864,921
Net claims and claim expenses incurred	113,804	25,676	(10,135)		—	129,345
Acquisition expenses	77,954	10,784	6,223		—	94,961
Operational expenses	129,990	24,837	11,215		—	166,042
Underwriting income (loss)	$517,042	$(11,093)	$(31,376)		—	474,573
Net investment income					203,955	203,955
Net foreign exchange losses					(17,126)	(17,126)
Equity in losses of other ventures					(11,814)	(11,814)
Other income					41,120	41,120
Net realized and unrealized gains on investments					144,444	144,444
Net other-than-temporary impairments					(829)	(829)
Corporate expenses					(20,136)	(20,136)
Interest expense					(21,829)	(21,829)
Income from continuing operations before taxes						792,358
Income tax benefit					6,124	6,124
Income from discontinued operations					62,670	62,670
Net income attributable to noncontrolling interests					(116,421)	(116,421)
Dividends on preference shares					(42,118)	(42,118)
Net income available to RenaissanceRe common shareholders						$702,613

Net claims and claim expenses incurred – current accident year	$399,823	$25,873	$5,780			$431,476
Net claims and claim expenses incurred – prior accident years	(286,019)	(197)	(15,915)			(302,131)
Net claims and claim expenses incurred – total	$113,804	$25,676	$(10,135)			$129,345

Net claims and claim expense ratio – current accident year	47.7%	51.5%	(24.0)%			49.9%
Net claims and claim expense ratio – prior accident years	(34.1)%	(0.4)%	66.1%			(34.9)%
Net claims and claim expense ratio – calendar year	13.6%	51.1%	42.1%			15.0%
Underwriting expense ratio	24.8%	71.0%	(72.4)%			30.1%
Combined ratio	38.4%	122.1%	(30.3)%			45.1%

(1)
Represents $0.1 million of gross premiums ceded from the Reinsurance segment to the Lloyd's segment for the twelve months ended December 31, 2011 (2010 - $9.5 million, $17.4 million and $0.2 million from the Insurance segment to the Reinsurance segment, from the Insurance segment to the Lloyd’s segment and from the Reinsurance segment to the Lloyd’s segment, respectively.

RenaissanceRe Holdings Ltd. and Subsidiaries
Supplemental Financial Data - Summary Impact of Large Losses
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Large Losses Occurring in 2010		Large Losses Occurring in Prior Periods of 2011
Three months ended December 31, 2011	Chilean Earthquake	September 2010 New Zealand Earthquake	February 2011 New Zealand Earthquake	Tohoku Earthquake	Large U.S. Tornadoes	Australian Floods	Aggregate Contracts	Hurricane Irene	Total
Decrease (increase) in net claims and claim expenses incurred	$9,364	$710	$(22,583)	$89,452	$(11,827)	$10,875	$(2,990)	$(2,358)	$70,643
Assumed reinstatement premiums earned	(3,876)	38	11,544	(22,853)	(36)	(2,280)	1,524	414	(15,525)
Ceded reinstatement premiums earned	—	—	(215)	(9,292)	—	—	—	—	(9,507)
Earned (lost) profit commissions	398	292	347	(1,580)	(55)	714	—	—	116
Net positive (negative) impact on underwriting result	5,886	1,040	(10,907)	55,727	(11,918)	9,309	(1,466)	(1,944)	45,727
Equity in net claims and claim expenses of Top Layer Re	—	—	—	(26,243)	—	—	—	—	(26,243)
Redeemable noncontrolling interest - DaVinciRe	(1,984)	(151)	4,481	(12,909)	3,377	(2,095)	487	904	(7,890)
Net positive (negative) impact	$3,902	$889	$(6,426)	$16,575	$(8,541)	$7,214	$(979)	$(1,040)	$11,594

Percentage point impact on consolidated combined ratio	(4.1)	(0.5)	9.7	(32.9)	6.0	(5.3)	1.3	1.1	(27.5)

Net impact on Reinsurance segment underwriting result	$5,886	$1,040	$(10,907)	$56,466	$(11,863)	$9,309	$(1,466)	$(1,944)	$46,521
Net impact on Lloyd's segment underwriting result	—	—	—	(739)	(55)	—	—	—	(794)
Net positive (negative) impact on underwriting result	$5,886	$1,040	$(10,907)	$55,727	$(11,918)	$9,309	$(1,466)	$(1,944)	$45,727

(Increase) decrease in current accident year net claims and claim expenses incurred	$—	$—	$(22,583)	$89,452	$(11,827)	$10,875	$(2,990)	$(2,358)	$60,569
Favorable development in prior accident years net claims and claim expenses incurred	9,364	710	—	—	—	—	—	—	10,074
Decrease (increase) in net claims and claim expenses incurred	$9,364	$710	$(22,583)	$89,452	$(11,827)	$10,875	$(2,990)	$(2,358)	$70,643

								Large Losses Occurring in the Fourth Quarter of 2011
Three months ended December 31, 2011								Thailand Floods	Total
Net claims and claim expenses incurred								$(76,437)	$(76,437)
Reinstatement premiums earned								17,144	17,144
Lost profit commissions								(245)	(245)
Net negative impact on underwriting result								(59,538)	(59,538)
Redeemable noncontrolling interest - DaVinciRe								14,474	14,474
Net negative impact								$(45,064)	$(45,064)

Percentage point impact on consolidated combined ratio								38.8	38.8

Net negative impact on Reinsurance segment underwriting result								$(53,538)	$(53,538)
Net negative impact on Lloyd's segment underwriting result								(6,000)	(6,000)
Net negative impact on underwriting result								$(59,538)	$(59,538)

RenaissanceRe Holdings Ltd. and Subsidiaries
Supplemental Financial Data - Summary Impact of Large Losses
(in thousands of United States Dollars, except percentages)
(Unaudited)

						Large Losses Occurring in 2010
Twelve months ended December 31, 2011						Chilean Earthquake	September 2010 New Zealand Earthquake	Total
Decrease (increase) in net claims and claim expenses incurred						$13,142	$(15,958)	$(2,816)
Assumed reinstatement premiums earned						(3,876)	4,269	393
Earned profit commissions						420	1	421
Net positive (negative) impact on underwriting result						9,686	(11,688)	(2,002)
Redeemable noncontrolling interest - DaVinciRe						(1,984)	3,720	1,736
Net positive (negative) impact						$7,702	$(7,968)	$(266)

Percentage point impact on consolidated combined ratio						(1.0)	1.1	0.2

Net impact on Reinsurance segment underwriting result						$9,686	$(10,909)	$(1,223)
Net impact on Lloyd's segment underwriting result						—	(779)	(779)
Net positive (negative) impact on underwriting result						$9,686	$(11,688)	$(2,002)

	Large 2011 Losses
Twelve months ended December 31, 2011	February 2011 New Zealand Earthquake	Tohoku Earthquake	Large U.S. Tornadoes	Australian Floods	Aggregate Contracts	Hurricane Irene	Thailand Floods	Total
Net claims and claim expenses incurred	$(273,596)	$(284,348)	$(135,090)	$(12,273)	$(33,080)	$(32,530)	$(76,437)	$(847,354)
Assumed reinstatement premiums earned	49,878	60,914	23,273	1,694	1,524	5,874	17,144	160,301
Ceded reinstatement premiums earned	(3,542)	(26,004)	—	—	—	—	—	(29,546)
Lost profit commissions	(7,522)	(331)	(151)	(348)	—	—	(245)	(8,597)
Net negative impact on underwriting result	(234,782)	(249,769)	(111,968)	(10,927)	(31,556)	(26,656)	(59,538)	(725,196)
Equity in net claims and claim expenses of Top Layer Re	(23,757)	(26,243)	—	—	—	—	—	(50,000)
Recoveries from ceded reinsurance contracts accounted for at fair value	—	45,000	—	—	—	—	—	45,000
Redeemable noncontrolling interest - DaVinciRe	55,748	53,669	32,941	1,182	4,944	7,698	14,474	170,656
Net negative impact	$(202,791)	$(177,343)	$(79,027)	$(9,745)	$(26,612)	$(18,958)	$(45,064)	$(559,540)

Percentage point impact on consolidated combined ratio	25.0	26.5	11.6	1.1	3.3	2.7	6.0	85.4

Net negative impact on Reinsurance segment underwriting result	$(228,756)	$(237,480)	$(109,043)	$(10,927)	$(31,556)	$(24,156)	$(53,538)	$(695,456)
Net negative impact on Lloyd's segment underwriting result	(6,026)	(12,289)	(2,925)	—	—	(2,500)	(6,000)	(29,740)
Net negative impact on underwriting result	$(234,782)	$(249,769)	$(111,968)	$(10,927)	$(31,556)	$(26,656)	$(59,538)	$(725,196)

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written and Managed Premiums
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Twelve months ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Reinsurance Segment
Renaissance catastrophe premiums	$(652)	$(3,273)	$742,236	$630,080
Renaissance specialty premiums	21,117	25,647	144,192	126,848
Total Renaissance premiums	20,465	22,374	886,428	756,928
DaVinci catastrophe premiums	(1,193)	(4,434)	435,060	364,153
DaVinci specialty premiums	18	—	1,699	2,538
Total DaVinci premiums	(1,175)	(4,434)	436,759	366,691
Total catastrophe unit premiums	(1,845)	(7,707)	1,177,296	994,233
Total specialty unit premiums	21,135	25,647	145,891	129,386
Total Reinsurance segment gross premiums written	$19,290	$17,940	$1,323,187	$1,123,619

Lloyd's Segment
Specialty	$22,570	$10,983	$83,641	$34,065
Catastrophe	1,141	309	27,943	14,724
Insurance	—	(2,710)	—	17,420
Total Lloyd's segment gross premiums written	$23,711	$8,582	$111,584	$66,209

Insurance Segment
Commercial property	$(31)	$926	$282	$2,093
Personal lines property	—	383	—	492
Total Insurance segment gross premiums written	$(31)	$1,309	$282	$2,585

Managed Premiums (1)
Total catastrophe unit gross premiums written	$(1,845)	$(7,707)	$1,177,296	$994,233
Catastrophe premiums written on behalf of our joint venture, Top Layer Re (2)	1,497	2,507	55,483	47,546
Catastrophe premiums written in the Lloyd's unit	1,141	309	27,943	14,724
Catastrophe premiums assumed from the Insurance segment	—	660	—	(9,481)
Total managed catastrophe premiums (1)	$793	$(4,231)	$1,260,722	$1,047,022
(1) See Comments on Regulation G for a reconciliation of non-GAAP financial measures.
(2) Top Layer Re is accounted for under the equity method of accounting.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Twelve months ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Fixed maturity investments	$26,084	$16,087	$89,858	$108,195
Short term investments	357	515	1,666	2,318
Equity investments trading	174	—	471	—
Other investments
Hedge funds and private equity investments	21,506	31,204	27,541	64,419
Other	6,458	7,292	8,458	39,305
Cash and cash equivalents	11	120	163	277
	54,590	55,218	128,157	214,514
Investment expenses	(2,259)	(2,715)	(10,157)	(10,559)
Net investment income	52,331	52,503	118,000	203,955

Gross realized gains	15,312	30,254	79,358	138,814
Gross realized losses	(7,787)	(7,267)	(30,659)	(19,147)
Net realized gains on fixed maturity investments	7,525	22,987	48,699	119,667
Net unrealized gains (losses) on fixed maturity investments trading	11,441	(89,136)	19,404	24,777
Net unrealized gains on equity investments trading	4,954	—	2,565	—
Net realized and unrealized gains (losses) on investments	23,920	(66,149)	70,668	144,444
Total other-than-temporary impairments	(132)	—	(630)	(831)
Portion recognized in other comprehensive income, before taxes	29	—	78	2
Net other-than-temporary impairments	(103)	—	(552)	(829)

Change in net unrealized gains on fixed maturity investments available for sale	697	(5,138)	(7,985)	(26,646)

Total investment income (loss)	$76,845	$(18,784)	$180,131	$320,924

Comments on Regulation G

In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures in this Press Release within the meaning of Regulation G. The Company has provided these financial measurements in previous investor communications and the Company's management believes that these measurements are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for the comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company's overall financial performance.

The Company uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance.  “Operating income (loss) available (attributable) to RenaissanceRe common shareholders” as used herein differs from “net income (loss) available (attributable) to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments from continuing and discontinued operations and net other-than-temporary impairments from continuing and discontinued operations and in the third quarter of 2010, the gain on the sale of the Company's ownership interest in ChannelRe.  The Company's management believes that “operating income (loss) available (attributable) to RenaissanceRe common shareholders” is useful to investors because it more accurately measures and predicts the Company's results of operations by removing the variability arising from fluctuations in the Company's fixed maturity investment portfolio and equity investments trading.  The Company also uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” to calculate “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized”.  The following is a reconciliation of:  1) net income (loss) available (attributable) to RenaissanceRe common shareholders to operating income (loss) available (attributable) to RenaissanceRe common shareholders; 2) net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted to operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted; and 3) return on average common equity - annualized to operating return on average common equity - annualized:

	Three months ended		Twelve months ended
(in thousands of United States Dollars, except percentages)	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$81,771	$122,575	$(92,235)	$702,613
Adjustment for net realized and unrealized (gains) losses on investments of continuing operations	(23,920)	66,149	(70,668)	(144,444)
Adjustment for net other-than-temporary impairments of continuing operations	103	—	552	829
Adjustment for net realized and unrealized losses (gains) on fixed maturity investments and net other-than-temporary impairments of discontinued operations	—	353	(42)	(6,769)
Adjustment for gain on sale of ChannelRe	—	—	—	(15,835)
Operating income (loss) available (attributable) to RenaissanceRe common shareholders	$57,954	$189,077	$(162,393)	$536,394

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$1.58	$2.23	$(1.84)	$12.31
Adjustment for net realized and unrealized (gains) losses on investments of continuing operations	(0.47)	1.23	(1.39)	(2.60)
Adjustment for net other-than-temporary impairments of continuing operations	—	—	0.01	0.02
Adjustment for net realized and unrealized losses (gains) on fixed maturity investments and net other-than-temporary impairments of discontinued operations	—	0.01	—	(0.12)
Adjustment for gain on sale of ChannelRe	—	—	—	(0.29)
Operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$1.11	$3.47	$(3.22)	$9.32

Return on average common equity - annualized	10.8%	14.6%	(3.0)%	21.7%
Adjustment for net realized and unrealized (gains) losses on investments of continuing operations	(3.1)%	7.9%	(2.3)%	(4.5)%
Adjustment for net other-than-temporary impairments of continuing operations	—%	—%	—%	—%
Adjustment for net realized and unrealized losses (gains) on fixed maturity investments and net other-than-temporary impairments of discontinued operations	—%	—%	—%	(0.2)%
Adjustment for gain on sale of ChannelRe	—%	—%	—%	(0.5)%
Operating return on average common equity - annualized	7.7%	22.5%	(5.3)%	16.5%

The Company has also included in this Press Release “tangible book value per common share plus accumulated dividends”. "Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding goodwill and intangible assets, plus accumulated dividends. “Tangible book value per common share plus accumulated dividends” differs from book value per common share, which the Company believes is the most directly comparable GAAP measure, due to the exclusion of goodwill and intangible assets and the inclusion of accumulated dividends. The Company's management believes “tangible book value per common share plus accumulated dividends” is useful to investors because it provides a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets. The following is a reconciliation of book value per common share to tangible book value per common share plus accumulated dividends:

	At
	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010
Book value per common share	$59.27	$57.89	$57.30	$57.01	$62.58
Adjustment for goodwill and other intangibles (1)	(0.82)	(0.94)	(0.96)	(0.99)	(2.03)
Tangible book value per common share	58.45	56.95	56.34	56.02	60.55
Adjustment for accumulated dividends	10.92	10.66	10.40	10.14	9.88
Tangible book value per common share plus accumulated dividends	$69.37	$67.61	$66.74	$66.16	$70.43

Quarter change in book value per common share	2.4%	1.0%	0.5%	(8.9%)	3.3%
Quarter change in tangible book value per common share plus change in accumulated dividends	3.1%	1.5%	1.0%	(7.1%)	3.9%
Annual change in book value per common share	(5.3)%				21.1%
Annual change in tangible book value per common share plus change in accumulated dividends	(1.8)%				23.8%
The Company has also included in this Press Release “managed catastrophe premiums”. “Managed catastrophe premiums” is defined as gross catastrophe premiums written by Renaissance Reinsurance and its related joint ventures, excluding catastrophe premiums assumed from the Company's Insurance segment. “Managed catastrophe premiums” differs from total catastrophe unit gross premiums written, which the Company believes is the most directly comparable GAAP measure, due to the inclusion of catastrophe premiums written on behalf of the Company's joint venture Top Layer Re, which is accounted for under the equity method of accounting, the inclusion of catastrophe premiums written on behalf of the Company's Lloyd's segment, and the exclusion of catastrophe premiums assumed from the Company's Insurance segment. The Company's management believes “managed catastrophe premiums” is useful to investors and other interested parties because it provides a measure of total catastrophe premiums, as applicable, assumed by the Company through its consolidated subsidiaries and related joint ventures, excluding catastrophe premiums assumed from the Company's Insurance segment.